Exhibit 99.1

Certain information contained in this discussion may include “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and I call your attention to this slide.

We’ll begin with a review of our 2007 results. We’ll then look at 2008 and talk about how we will build strong client relationships through the FOX initiative.

I have worked through five business cycles and had hoped to not have to deal with another. But here we are.

The cycles are all different, but common in their need for vision, strategy and diligence.

In this cycle, our fundamentals are strong and I believe our rebound can be quicker.

We are truly building a financial company for the future and must “keep the faith.”

We had some successes last year, even though our overall performance was not up to our past history. We made a conscious decision to not play in the short-term rate game, and to work on the quality of earnings and efficiency of our operation. This will carry into 2008.

Even though the year wasn’t up to our expectations, there is good news.

Our compound annual growth rate remains strong at 13.4%. During 2007, our total assets grew 9%, to $841.4 million. We, of course, are also facing increasing competition but remain confident that we have built a strong base.

Our revenue grew slightly in 2007 to $29.2 million and our percent of non-interest income to interest income has remained above 30%. Our target is to grow the non-interest component to 45% over the next five years. Middleburg Trust Company, Middleburg Investment Advisors and Southern Trust Mortgage are keys to that success.

Deposits continued to grow at a 3% pace. However we face strong competitive pressures from new entries in the market. We continue to develop and promote deposit products that will help us grow market share and maintain net deposit growth.

Our five-year CAGR is 12.3%, and even though market deposits did not grow as fast as in the past, we were satisfied with our overall performance. We are trying to balance our cost of funding and its impact on our margin during this long-term flat rate environment.

Loan growth was a bright spot in 2007, as we achieved net loan growth of 13%. We consciously tried to balance growth and quality against funding and competitive pressures on rates. If you have a long-term strategy, you have to balance how you play in the market in order to maintain the quality of earnings and growth.

Our 5-year compound annual growth rate for loans is strong at 25.4%.

2007 was a challenging year in terms of asset quality. Our non-performing assets increased substantially, as the economic downturn impacted several of our clients.

90% of the non-performing assets can be traced back to the portfolio of one commercial lender, who is no longer with the company. This was an isolated incident reflective of one individual and not a larger systemic problem. We are confident that we have identified the problems and have taken action to mitigate their impact.

The losses associated with these non-performing assets were greater than anticipated during the first quarter of 2008. The increase in losses is attributed to a decrease in borrowers’ ability to work with the Bank and lower real estate values. Due to these factors, the Bank has increased its estimate of losses for the year. While this increase in estimated losses during the first quarter is disappointing, it is important to note the additional losses are related to existing problem loans and not an influx of new problem credit. In fact, a just-completed 3rd party review of our loan portfolio and our policies affirms our own analysis.

The common thread in our ability to weather an economic cycle is strong capital ratios.

This puts us in a position to continue our measured growth in this fast-growing market and to continue to be opportunistic when appropriate.

Our plan continues to be to remain “well capitalized” under Federal Reserve standards.

Draw a mental line across 6% and you will see the standard we have to maintain.

Over the past five years we have been able to grow our investment management business at a 3.9% CAGR.

We continue to believe that wealth management is an integral part of our business model, and our clients will increasingly turn to us as trusted advisors.

Additionally, we opened an office in Williamsburg earlier this year to support the efforts we have made in that market over the last several years.

Despite a softening real estate market and a flat yield curve, our focus on Quality helped sustain our financial performance.

Our bottom line was impacted by the $5 million impairment charge we took to reflect the decreased value of our investment in Southern Trust Mortgage. Despite this write down, we continue to believe in the value of this business and were encouraged by the positive assessment delivered by the Strathmor Group, a widely respected industry consultant.

The organization remains focused on delivering above average performance against our peer group. To accomplish that, we will focus our efforts during 2008 on deepening our relationships with current clients while using selective product promotions to help attract new clients to our franchise.

I would like for Gary to review our 2008 plan and our FOX Initiative.

The foundation of our 2008 plan centers on our FOX initiative. This process supports the strategy of creating the optimal client experience through market leadership and placing the resources at the point closest to the client.

FOX is short for “Foundations Of Excellence” and this program is intended to provide the tools and training to our employees so that we can deepen our relationships with our clients.

I am very excited about this program and its potential to take the organization to the next level. Although this program only launched in January, we are already seeing positive results.

Our business model is based on the idea that we will work with clients throughout the stages of their financial life – as they first create wealth, then work to preserve it and finally transfer it to heirs.

As clients move through each of these stages, they need a wide range of financial products and solutions. As we grow with them throughout their lives, we will increase our “share of wallet” and move beyond core banking products to include mortgages, wealth management and trust administration services.

But the cornerstone of this long-term plan is becoming a trusted advisor to our clients and that all begins with a strong, solid relationship.

I’m sure all of you have seen the company’s Mission Statement but just in case you’ve forgotten it, here’s what it says:

There are four different thoughts in that statement and I want to focus on just one for a few minutes.

This portion of our Mission Statement defines what we will deliver for our clients:

To provide high quality financial solutions which aid individuals and businesses in attaining their aspirations.

In order to help our clients attain their aspirations, we first have to understand what those aspirations are, which begins by engaging our clients in meaningful conversations.

And that is what the FOX initiative is all about.

We know that our clients and prospects recognize that we provide exceptional service. But these days, that’s not enough because many banks now claim that they provide great service.

And unless you have first-hand experience with a bank, you may think that all banks are pretty much the same.

Our success will come from our ability to build strong relationships with our clients – not simply by providing great service. We have to understand their needs and be viewed by them as a trusted advisor who has their interests at heart.

Here’s chart showing the 5 stages that are required to build a strong relationship.

The first two – Safety and Accuracy are both transaction based and are all about the “blocking and tackling” of banking.

The next level – Professionalism and Fairness – deal with the service aspects of o ur business. These relate to how we interact with our clients and the way in which we treat them. This is an area in which we excel.

The highest level of relationship – Authenticity – revolves around Advice. When you are operating at this level, you are a trusted advisor to your clients and they believe your advice is in their best interest.

We’ve successfully mastered the first 4 stages. We get transactions processed accurately and we treat our clients with respect and professionalism.

The area of opportunity is the top level of relationship, where we know our clients, understand their needs and recommend solutions based on their specific circumstances. And more importantly, at that level our clients feel that our recommendations are based on their needs.

In order to achieve that top level of relationship, we need to:

•   Look out for the client’s best interest

•   Be proactive in caring for their business

•   Suggest new or additional products and services that fit their needs (not ours)

In order to build trusted relationships, we have to make sure we are serving the client’s needs – as well as the bank’s needs. We have to build win-win relationships and make sure the bank doesn’t win at the client’s expense.

This means that we have put the client in the right product based on their needs and circumstances. We then need to periodically talk with the client to make sure still have the right products and services as their needs change.

In some cases, the right thing may be to put the client into a product that initially costs the bank more money – like an interest bearing checking account or a higher rate CD – but ultimately secures a profitable long-term relationship with that client.

We will win by getting to know our client’s situation and needs better than any other financial services company. This involves talking with them periodically to make sure we are aware of any changes to their situation.

On an annual basis, we need to review the client’s needs to make sure their circumstances haven’t changed and that their portfolio of products and services still meets their needs.

Late last year we engaged St. Meyer & Hubbard – an industry leading firm specializing in helping banks and financial services companies maximize their potential – to develop the FOX initiative. This program is based on our organization, our business model and our clients. This is critical because we will not change our way of doing business to fit someone else’s business model.

The FOX initiative provides a framework for conducting meaningful client conversations by asking open-ended questions and listening intently to what is said – and in some cases, to what is unsaid.

Our FOX initiative has only been in place for a few months, but we are already seeing great results. I want to take a few minutes to share a few success stories because I think you will see how this initiative helps us do the right thing for our clients and, in the process, build strong relationships and loyal clients while also growing our business.

As I talk about these successes, I’d like for the Middleburg Banker involved to come up here with me so you can see the people responsible for building our business and doing the right things for our clients.

Rajpal Brar works in our Reston office and one day she was tasked with the assignment of identifying a client with a potential need for other services.

Raj reviewed her teller work from that day and discovered that a client she had serviced that morning was a great prospect for a Hunt Club checking account.

She then phoned the client using the exact phrases she learned in the FOX training to express the benefits of our Hunt Club accounts. The client was impressed that his bank would go to such effort and agreed to come into the branch to discuss his current accounts.

Great work, Raj. I know your client appreciated your efforts.

Sarah Triplett works here in the Middleburg office, and one day she was working with a client in his 30's who still had a student checking account.

He had about $16,000 sitting in the account and it was clear that he was in the wrong account. Sarah spoke with him about the Hunt Club checking and savings we offer. He was very pleased with all of the benefits the Hunt Club checking offers and he is now a Hunt Club member.

Jamie Pearson and Lana Heaslip work in the Ft. Evans office and Lana scheduled a client appointment to talk about her account.

When the client came in, Lana and Jamie sat down and discussed all aspects of her finances. Her business is about to take on a major contract from the Government and she indicated she may need to obtain a line of credit, since normally they do not get paid until the job is complete. This would solve her cash flow needs and avoid her having to use her personal capital. She was also pleased to know that we offered a competitive Sweep account for her other business account.

Later on in the conversation Lana and Jamie discussed her personal finances and she stated that she leaves too much money in a regular checking account and was very interested in a Hunt Club savings. This led to suggesting that she and her husband sit down with an investment consultant to look at other investment opportunities for their family. She said she did need some help planning future college expenses, and her top priority was estate planning.

From that single client meeting, we set up referrals to Commercial, Investments and Cash Management for the sweep account, as well as the personal checking accounts, all while building a stronger relationship with the client.

The FOX initiative is just one more example of how we have built the right strategy, provided the right tools and hired the right people to ensure the long-term success of the organization.

We will succeed and prosper in the long run because we will understand our clients’ needs better than any other financial services organization and we will recommend appropriate solutions based on each client’s unique needs.

Through these efforts, we will build strong win-win relationships with our clients and we will continue to serve them for years to come, as their financial needs evolve and grow into the future.

We are excited about the future and the potential we see in front of us. This is a challenging, yet exciting, time for Middleburg Financial Corporation and I’m glad that you are here to share it with us.

Joe and I will be happy to take questions at the conclusion of the business meeting.